March 26, 2010

FLORIDA DEPARTMENT OF STATE
Division of Corporations

KID CASTLE EDUCATIONAL CORPORATION
925 FOURTH AVENUE, STE 2900
C/O DOROTHY NELSON
SEATTLE, WA 98177

Re: Document Number H67429

The Articles of Amendment to the Articles of Incorporation for KID CASTLE EDUCATIONAL CORPORATION, a Florida corporation, were filed on March 25, 2010.

The certification requested is enclosed. To be official, the certification for a certified copy must be attached to the original document that was electronically submitted and filed under FAX audit number H10000068162.

Should you have any question regarding this matter, please telephone (850) 245-6050, the Amendment Filing Section.

Tracy L Lemieux
Regulatory Specialist II
Division of Corporations

Letter Number: 310A00007489

State of Florida

Department of State

I certify the attached is a true and correct copy of the Articles of Amendment, filed on March 25, 2010, to Articles of Incorporation for KID CASTLE EDUCATIONAL CORPORATION, a Florida corporation, as shown by the records of this office.

I further certify the document was electronically received under FAX audit number H10000068162. This certificate is issued in accordance with section 15.16, Florida Statutes, and authenticated by the code noted below

The document number of this corporation is H67429.

Authentication Code: 310A00007489-032610-H67429 -1/1

Given under my hand and the
Great Seal of the State of Florida,
at Tallahassee, the Capital, this the
Twenty-sixth day of March, 2010

GREAT SEAL OF THE STATE OF FLORIDA
IN GOD WE TRUST

Kurt S. Browning
Secretary of State

ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
KID CASTLE EDUCATIONAL CORPORATION

Pursuant to Section 607.1006 of the Florida Business Corporation Act, Kid Castle Educational Corporation (the "Corporation"), a corporation organized and existing under the laws of the State of Florida, hereby adopts the following amendments to its Articles of Incorporation (the "Articles of Amendment"):

1. Article III of the Articles of Incorporation is hereby amended by inserting new paragraphs (c) and (d), reading as follows:

   (c) At the time these Articles of Amendment are effective, the issued and outstanding shares of the Corporation will be combined 5000 for 1, such that each 5000 shares of common stock of the Corporation then issued and outstanding shall be automatically reclassified and changed (without any further act) into 1 fully paid and nonassessable share of common stock of the Corporation. Rather than being entitled to receive fractional shares, Corporation shareholders holding fewer than 5000 shares of common stock at the effective time will be entitled to receive from the Corporation $0.18 in cash for each pre-combined share. All other shareholders of the Corporation will be entitled to receive a fractional share of common stock to the extent the combination results in a remainder, based on the ratio of remaining shares to 5000.

   (d) Immediately after the foregoing paragraph (c) is effective, each issued and outstanding share of common stock of the Corporation, whole or fractional, and each interest representing the right to receive a fractional share, immediately prior to the time this amendment becomes effective, shall be automatically reclassified and changed (without any further act) into 5000 fully paid and nonassessable shares of common stock of the Corporation (or, with respect to such fractional shares and interests, such lesser number of shares based upon applying the 1-for-5000 ratio).

2. The name of the corporation as it appears on the records of the Florida Department of State is Kid Castle Educational Corporation. The date of the filing of its original Articles of Incorporation with the Secretary of State of the State of Florida was June 19, 1985, as amended on October 25, 2001, June 25, 2002, and August 19, 2002, and as amended and restated on January 11, 2008.

3. The Articles of Amendment were adopted by majority written consent of the shareholders of the Corporation on February 24, 2010, in accordance with the terms of Section 607.0704 of the Florida Business Corporation Act and, consequently, the number of votes cast in favor of the Articles of Amendment was sufficient for its approval.

4. The Articles of Amendment shall become effective upon filing with the Secretary of State of the State of Florida.

IN WITNESS WHEREOF, the Corporation has caused the Articles of Amendment to be executed by the undersigned officer who is duly authorized to do so on March 25, 2010.

KID CASTLE EDUCATIONAL CORPORATION

BY: Min-Tan Yang

Min-Tan Yang
Chief Executive Officer and Director

H10000068162 3